Microsoft Word 11.0.8134;http://schemas.microsoft.com/office
/word/2003/wordml013fSUB-ITEM 77Q1(g)

A copy of the agreement and other documents relevant to the information sought in Sub-Item 77M are contained in the Trust's Registration Statement on Form N-14 on behalf of MFS Municipal Income Fund (File No. 333-139458), as filed with the Securities and Exchange Commission via EDGAR on April 27, 2007, under Rule 429 under the Securities Act of 1933. Such documents are incorporated herein by reference.